EXHIBIT 10.59


                         INDUSTRIAL REAL ESTATE LEASE
                           (SINGLE-TENANT FACILITY)

 ARTICLE ONE:  BASIC TERMS

      This Article One contains the Basic Terms of this Lease between the Landlord and Tenant named below. Other Articles, Sections and Paragraphs of the Lease referred to in this Article One explain and define the Basic Terms and are to be read in conjunction with the Basic Terms.

      Section 1.01.  Date of Lease:   February 28, 2003

      Section 1.02. Landlord (include legal entity): Maintenance Warehouse/ America Corp., a Texas corporation

      Address of Landlord:  10641 Scripps Summit Court, San Diego, CA 92131
      Attn:  Property Services

      Section 1.03. Tenant (include legal entity): Carrington Laboratories, Inc., a Texas corporation
      Address of Tenant:  The Premises

      Section 1.04. Property: (include street address, approximate square footage and description). An approximately 58,133 sq. ft. building ("Building") and the land and improvements associated therewith commonly known as 3000 Gateway Drive, Irving, Texas

      Section 1.05.  Lease Term:   Five (5) years two (2) months beginning on
 SEE ADDENDUM or such other date as is specified in this Lease, and ending on SEE ADDENDUM

      Section 1.06.  Permitted Uses:  (See  Article  Five)   Warehousing  and
 storage of medical, nutritional, cosmetic and skin care related products, office use, and related light assembly.

      Section 1.07.  Tenant's Guarantor:  (If none, so state)       None

      Section 1.08.  Brokers:  (See Article Fourteen)  (If none, so state)

 Landlord's Broker:  CB Richard Ellis, Inc.
 Tenant's Broker:    Robert Lynn Company

      Section 1.09.  [Reserved]

      Section 1.10.   Security Deposit:  (See Section 3.03)  $25,000

      Section 1.11.   Vehicle Parking Spaces Allocated to Tenant:
 All associated with the Building

      Section 1.12.  Rent and Other Charges Payable by Tenant:

      (a) BASE RENT: Sixteen Thousand Two Hundred Twenty-Eight and 80/100 Dollars ($16,228.80) per month

      (b) OTHER   PERIODIC   PAYMENTS:    (i)  Real   Property   Taxes   (See
 Section 4.02); (ii) Utilities (See Section 4.03); (iii) Insurance Premiums (See Section 4.04); (iv) Impounds for Insurance Premiums and Property Taxes (See Section 4.07); (v) Maintenance, Repairs and Alterations (See Article
 Six).

      Section 1.13.  Landlord's  Share  of  Profit on Assignment or Sublease:
 (See  Section  9.05)  fifty  percent  (50%)  of  the Profit (the "Landlord's
 Share").

      Section 1.14.  Addendum:   The  following  Addendum is attached  to and
 made a part of this Lease:  Addendum containing paragraphs 15 through 18


 ARTICLE TWO:  LEASE TERM

      Section 2.01. Lease of Property For Lease Term. Landlord leases the Property to Tenant and Tenant leases the Property from Landlord for the Lease Term. The Lease Term is for the period stated in Section 1.05 above and shall begin and end on the dates specified in Section 1.05 above, unless the beginning or end of the Lease Term is changed under any provision of this Lease. The "Commencement Date" shall be the date specified in Section
 1.05 above for the beginning of the Lease Term, unless advanced or delayed under any provision of this Lease. Rent for partial periods of a month shall be prorated accordingly.

      Section 2.02.  [Reserved]

      Section 2.03. Early Occupancy. If Tenant occupies the Property prior to the Commencement Date Tenant's occupancy of the Property shall be subject to all of the provisions of this Lease. Early occupancy of the Property shall not advance the expiration date of this Lease. Tenant shall pay Base Rent and all other charges specified in this Lease for the early occupancy period (prorated for partial months).

      Section 2.04. Holding Over. Tenant shall vacate the Property upon the expiration or earlier termination of this Lease. Tenant shall reimburse Landlord for and indemnify Landlord against all damages which Landlord incurs from Tenant's delay in vacating the Property by more than five (5) days. If Tenant does not vacate the Property upon the expiration or earlier termination of the Lease and Landlord thereafter accepts rent from Tenant, Tenant's occupancy of the Property shall be a "month-to-month" tenancy, subject to all of the terms of this Lease applicable to a month-to-month tenancy, except that the Base Rent then in effect shall be increased by fifty percent (50%).


 ARTICLE THREE:  BASE RENT

     Section 3.01. Time and Manner of Payment. Upon execution of this Lease, Tenant shall pay Landlord the Base Rent in the amount stated in Paragraph 1.12(a) above for the first month of the Lease Term. On the first day of the second month of the Lease Term and each month thereafter, Tenant shall pay Landlord the Base Rent, in advance, without offset, deduction, or prior demand. The Base Rent shall be payable at Landlord's address or at such other place as Landlord may designate in writing.

     Section 3.02.  [Reserved]

     Section 3.03.  Security Deposit.

      Upon the execution of this Lease, Tenant shall deposit with Landlord a cash Security Deposit in the amount set forth in Section 1.10 above. Landlord may apply all or part of the Security Deposit to any unpaid rent or other charges due from Tenant or to cure any other defaults of Tenant. If Landlord uses any part of the Security Deposit, Tenant shall restore the Security Deposit to its full amount within ten (10) days after Landlord's written request. Tenant's failure to do so after written notice shall be a material default under this Lease. No interest shall be paid on the Security Deposit. Landlord shall not be required to keep the Security Deposit separate from its other accounts and no trust relationship is created with respect to the Security Deposit.

     Section 3.04.  Termination;   Advance   Payments.   Upon  termination of
 this Lease under Article Seven (Damage or Destruction), Article Eight (Condemnation) or any other termination not resulting from Tenant's default, and after Tenant has vacated the Property in the manner required by this Lease, Landlord shall, within twenty (20) days, refund or credit to Tenant (or Tenant's successor) the unused portion of the Security Deposit, any advance rent or other advance payments made by Tenant to Landlord, and any amounts paid for real property taxes and other reserves which apply to any time periods after termination of the Lease.


 ARTICLE FOUR:  OTHER CHARGES PAYABLE BY TENANT

     Section 4.01. Additional Rent. All charges payable by Tenant other than Base Rent are called "Additional Rent." Unless this Lease provides otherwise, Tenant shall pay all Additional Rent then due with the next monthly installment of Base Rent. The term "rent" shall mean Base Rent and Additional Rent.

     Section 4.02.  Property Taxes.

      (a) Real Property Taxes. Tenant shall pay all real property taxes on the Property (including any fees, taxes or assessments against, or as a result of, any tenant improvements installed on the Property by or for the benefit of Tenant) during the Lease Term, prorated for any partial years. Subject to Paragraph 4.02(c) and Section 4.07 below, such payment shall be made at least ten (10) days prior to the delinquency date of the taxes. Within such ten (10) day period, Tenant shall furnish Landlord with satisfactory evidence that the real property taxes have been paid. Landlord shall reimburse Tenant for any real property taxes paid by Tenant covering any period of time prior to or after the Lease Term. If Tenant fails to pay the real property taxes when due, Landlord may pay the taxes and Tenant shall reimburse Landlord for the amount of such tax payment as Additional Rent.

      (b) Definition  of "Real  Property  Tax."  "Real property  tax"  means:
 (i) any fee, license fee, license tax, business license fee, commercial rental tax, levy, charge, assessment, penalty, or tax imposed by any taxing authority against the Property applicable to any period of time after the Commencement Date; (ii) any tax on the Landlord's right to receive, or the receipt of, rent or income from the Property or against Landlord's business of leasing the Property; (iii) any tax or charge for fire protection, streets, sidewalks, road maintenance, refuse or other services provided to the Property by any governmental agency applicable to any period of time after the Commencement Date; (iv) any tax imposed upon this transaction or based upon a reassessment of the Property due to a change of ownership, as defined by applicable law, or other transfer of all or part of Landlord's interest in the Property; and (v) any charge or fee replacing any tax previously included within the definition of real property tax. "Real property tax" does not, however, include Landlord's federal or state income, franchise, inheritance, or estate taxes.

      (c) Joint Assessment. If the Property is not separately assessed, Landlord shall reasonably determine Tenant's share of the real property tax payable by Tenant under Paragraph 4.02(a) from the assessor's worksheets or other reasonably available information. Tenant shall pay such share to Landlord within fifteen (15) days after receipt of Landlord's written statement.

      (d) Personal Property Taxes.

      (i) Tenant shall pay all taxes charged against trade fixtures, furnishings, equipment or any other personal property belonging to Tenant. Tenant shall try to have personal property taxed separately from the Property.

      (ii) If any of Tenant's personal property is taxed with the Property, Tenant shall pay Landlord the taxes for the personal property within fifteen
 (15) days after Tenant receives a written statement from Landlord for such personal property taxes.

      (e) Tenant's Right to Contest Taxes. Tenant may attempt to have the assessed valuation of the Property reduced or may initiate proceedings to contest the real property taxes. If required by law, Landlord shall join in the proceedings brought by Tenant. However, Tenant shall pay all costs of the proceedings, including any reasonable costs or fees incurred by Landlord. Upon the final determination of any proceeding or contest, Tenant shall immediately pay the real property taxes due, together with all costs, charges, interest and penalties incidental to the proceedings. If Tenant does not pay the real property taxes when due and contests such taxes, Tenant shall not be in default under this Lease for nonpayment of such taxes if Tenant deposits funds with Landlord or opens an interest-bearing account reasonably acceptable to Landlord in the joint names of Landlord and Tenant. The amount of such deposit shall be sufficient to pay the real property taxes plus a reasonable estimate of the interest, costs, charges and penalties which may accrue if Tenant's action is unsuccessful, less any applicable tax impounds previously paid by Tenant to Landlord. The deposit shall be applied to the real property taxes due, as determined at such proceedings. The real property taxes shall be paid under protest from such deposit if such payment under protest is necessary to prevent the Property from being sold under a "tax sale" or similar enforcement proceeding.

     Section 4.03. Utilities. Tenant shall pay, directly to the appropriate supplier, the cost of all natural gas, heat, light, power, sewer service, telephone, water, refuse disposal, and other utilities and services supplied to the Property. However, if any services or utilities are jointly metered with other property, Landlord shall make a reasonable determination of Tenant's proportionate share of the cost of such utilities and services and Tenant shall pay such share to Landlord within fifteen (15) days after receipt of Landlord's written statement.

     Section 4.04.  Insurance Policies.

      (a) Liability Insurance. During the Lease Term, Tenant shall maintain a policy of commercial general liability insurance (sometimes known as broad form comprehensive general liability insurance) insuring Tenant against liability for bodily injury, property damage (including loss of use of property) and personal injury arising out of the operation, use or occupancy of the Property. Tenant shall name Landlord and Landlord's property manager, if any, as an additional insured under such policy. The initial amount of such insurance shall be Two Million Dollars ($2,000,000) per occurrence. The liability insurance obtained by Tenant under this
 Paragraph 4.04(a) shall (i) be primary and non-contributing; (ii) contain cross-liability endorsements; and (iii) insure Landlord and Landlord's property manager, if any, against Tenant's performance under Section 5.05, if the matters giving rise to the indemnity under Section 5.05 result from the negligence of Tenant. The amount and coverage of such insurance shall not limit Tenant's liability nor relieve Tenant of any other obligation under this Lease. Landlord may also obtain comprehensive public liability insurance in an amount and with coverage determined by Landlord insuring Landlord against liability arising out of ownership, operation, use or occupancy of the Property. The policy obtained by Landlord shall not be contributory and shall not provide primary insurance.

      (b) Property Insurance. During the Lease Term, Landlord shall maintain policies of insurance covering loss of or damage to the Property in the full amount of its replacement value. Such policy shall contain an Inflation Guard Endorsement and shall provide protection against all perils included within the classification of fire, extended coverage, vandalism, malicious mischief, special extended perils (all risk), sprinkler leakage and any other perils which Landlord deems reasonably necessary. Landlord shall have the right to obtain flood and earthquake insurance if required by any lender holding a security interest in the Property, and if applicable. Landlord shall not obtain insurance for Tenant's fixtures or equipment or building improvements installed by Tenant on the Property. Tenant shall be liable for the payment of any deductible amount under Landlord's or Tenant's insurance policies maintained pursuant to this Section 4.04, in an amount not to exceed Ten Thousand Dollars ($10,000) with respect to any insurance carried by Landlord. Tenant shall not do or permit anything to be done which invalidates any such insurance policies.

      (c) Payment of Premiums. Subject to Section 4.07, Tenant shall pay all premiums for the insurance policies described in Paragraphs 4.04(a) and (b) (whether obtained by Landlord or Tenant) within fifteen (15) days after Tenant's receipt of a copy of the premium statement or other evidence of the amount due, except Landlord shall pay all premiums for non-primary comprehensive public liability insurance which Landlord elects to obtain as provided in Paragraph 4.04(a). If insurance policies maintained by Landlord cover improvements on real property other than the Property, Landlord shall deliver to Tenant a statement of the premium applicable to the Property showing in reasonable detail how Tenant's share of the premium was computed. If the Lease Term commences after the inception or expires before the expiration of an insurance policy maintained by Landlord, Tenant shall be liable for Tenant's prorated share of the insurance premiums. Before the Commencement Date, Tenant shall deliver to Landlord a copy of any policy of insurance which Tenant is required to maintain under this Section 4.04. At least thirty (30) days prior to the expiration of any such policy, Tenant shall deliver to Landlord a renewal of such policy. As an alternative to providing a policy of insurance, Tenant shall have the right to provide Landlord a certificate of insurance, executed by an authorized officer of the insurance company, showing that the insurance which Tenant is required to maintain under this Section 4.04 is in full force and effect and containing such other information which Landlord reasonably requires.

      (d) General Insurance Provisions.

      (i) Any insurance which Tenant is required to maintain under this Lease shall include a provision which requires the insurance carrier to give Landlord not less than thirty (30) days' written notice prior to any cancellation or modification of such coverage.

      (ii) If Tenant fails to deliver any policy, certificate, or renewal to Landlord required under this Lease within the prescribed time period or if any such policy is cancelled or modified during the Lease Term without Landlord's consent, Landlord may obtain such insurance, in which case Tenant shall reimburse Landlord for the cost of such insurance within fifteen (15) days after receipt of a statement that indicates the cost of such insurance.

      (iii) Tenant shall maintain all insurance required under this Lease with companies holding a "General Policy Rating" of A-12 or better, as set forth in the most current issue of "Best Key Rating Guide". Landlord and Tenant acknowledge the insurance markets are rapidly changing and that insurance in the form and amounts described in this Section 4.04 may not be available in the future. Tenant acknowledges that the insurance described in this Section 4.04 is for the intended primary benefit of Landlord, and Landlord's property manager. If at any time during the Lease Term, Tenant is unable to maintain the insurance required under the Lease, Tenant shall nevertheless maintain insurance coverage which is customary and commercially reasonable in the insurance industry for Tenant's type of business, as that coverage may change from time to time. Landlord makes no representation as to the adequacy of such insurance to protect Landlord's or Tenant's interests. Therefore, Tenant shall obtain any such additional property or liability insurance which Tenant deems necessary to protect Landlord and Tenant.

      (iv) Unless prohibited under any applicable insurance policies maintained, Landlord and Tenant each hereby waive any and all rights of recovery against the other, or against the officers, employees, agents or representatives of the other, including without limitation property manager for loss of or damage to its property or the property of others under its control, if such loss or damage is covered by any insurance policy in force (whether or not described in this Lease) at the time of such loss or damage. Upon obtaining the required policies of insurance, Landlord and Tenant shall give notice to the insurance carriers of this mutual waiver of subrogation.

     Section 4.05. Late Charges. Tenant's failure to pay rent promptly may cause Landlord to incur unanticipated costs. The exact amount of such costs are impractical or extremely difficult to ascertain. Such costs may include, but are not limited to, processing and accounting charges and late charges which may be imposed on Landlord by any ground lease, mortgage or trust deed encumbering the Property. Therefore, if Landlord does not receive any rent payment within ten (10) days after it becomes due, Tenant shall pay Landlord a late charge equal to five percent (5%) of the overdue amount. The parties agree that such late charge represents a fair and reasonable estimate of the costs Landlord will incur by reason of such late payment.

     Section 4.06. Interest on Past Due Obligations. Any amount owed by Tenant to Landlord which is not paid when due shall bear interest at the rate of ten percent (10%) per annum from the due date of such amount. However, interest shall not be payable on late charges to be paid by Tenant under this Lease. The payment of interest on such amounts shall not excuse or cure any default by Tenant under this Lease. If the interest rate specified in this Lease is higher than the rate permitted by law, the interest rate is hereby decreased to the maximum legal interest rate permitted by law.

     Section 4.07. Impounds for Maintenance Costs, Insurance Premiums and Real Property Taxes. If requested by Landlord, Tenant shall pay Landlord a sum equal to one-twelfth (1/12) of the annual Landlord Maintenance Costs (as defined in and subject to Section 6.03 below), real property taxes and insurance premiums payable by Tenant under this Lease, together with each payment of Base Rent. Landlord shall hold such payments in a non-interest bearing impound account. If unknown, Landlord shall reasonably estimate the amount of Landlord Maintenance Costs, real property taxes and insurance premiums when due. Tenant shall pay any deficiency of funds in the impound account to Landlord upon written request. If Tenant defaults under this Lease, Landlord may apply any funds in the impound account to any obligation then due under this Lease.


 ARTICLE FIVE:  USE OF PROPERTY

     Section 5.01. Permitted Uses. Tenant may use the Property only for the Permitted Uses set forth in Section 1.06 above.

     Section 5.02. Manner of Use. Tenant shall not cause or permit the Property to be used in any way which constitutes a violation of any law, ordinance, or governmental regulation or order, which annoys or interferes with the rights of other tenants of Landlord, or which constitutes a nuisance or waste. Tenant shall obtain and pay for all permits, including a Certificate of Occupancy, required for Tenant's occupancy of the Property and shall promptly take all actions necessary to comply with all applicable covenants, conditions, restrictions, statutes, ordinances, rules, regulations, orders and requirements regulating the use by Tenant of the Property, including the Occupational Safety and Health Act. Subject to the foregoing, Landlord has no objection to Tenant utilizing the Property on a twenty-four hour a day, seven day a week basis.

     Section 5.03. Hazardous Materials. As used in this Lease, the term "Hazardous Material" means any flammable items, explosives, radioactive materials, hazardous or toxic substances, material or waste or related materials, including any substances defined as or included in the definition of "hazardous substances", "hazardous wastes", "hazardous materials" or "toxic substances" now or subsequently regulated under any applicable federal, state or local laws or regulations, including without limitation petroleum-based products, paints, solvents, lead, cyanide, DDT, printing inks, acids, pesticides, ammonia compounds, and other chemical products, asbestos, PCBs and similar compounds, and including any different products and materials which are subsequently found to have adverse effects on the environment or the health and safety of persons. Tenant shall not cause or permit any Hazardous Material to be generated, produced, brought upon, used, stored treated or disposed of in or about the Property by Tenant its agents, employees, contractors, sublessees or invitees without the prior written consent of Landlord. Landlord shall be entitled to take into account such other factors or facts as Landlord may reasonably determine to be relevant in determining whether to grant or withhold consent to Tenant's proposed activity with respect to Hazardous Material. Notwithstanding the foregoing, Tenant may, without Landlord's consent, bring upon, use and store Hazardous Materials on the Property and dispose of Hazardous Materials from and off of the Property in connection with Tenant's normal business operations for the Permitted Use, in pre-packaged and sealed household consumer-size containers, provided Tenant does so in strict accordance with all applicable laws, statutes, ordinances and other governmental or quasi-governmental rules, regulations and orders relating to Hazardous Materials. In no event, however, shall Landlord be required to consent to the installation or use of any storage tanks on the Property.

     Section 5.04. Signs and Auctions. Tenant shall not place any signs on the Property without Landlord's prior written consent, which consent shall not be unreasonably withheld or delayed and shall be conditioned upon, among other reasonable conditions, such signs complying with all laws and covenants and restrictions of record. Tenant shall not conduct or permit any auctions or sheriff's sales at the Property.

     Section 5.05. Indemnity By Tenant. Tenant shall indemnify Landlord against and hold Landlord harmless from any and all costs, claims or liability arising from: (a) Tenant's use of the Property; (b) the conduct of Tenant's business or anything else done or permitted by Tenant to be done in or about the Property, including any contamination of the Property or any other property resulting from the presence, treatment, production, disposal or use of Hazardous Material caused by Tenant or its subtenants or the agents, employees or contractors of any of them; (c) any breach or default in the performance of Tenant's obligations under this Lease; (d) any misrepresentation or breach of warranty by Tenant under this Lease; or
 (e) the negligent or willful misconduct of Tenant or its subtenants or the agents, employees or contractors of any of them. Tenant shall defend Landlord against any such cost, claim or liability at Tenant's expense with counsel reasonably acceptable to Landlord or, at Landlord's election, Tenant shall reimburse Landlord for any legal fees or costs incurred by Landlord in connection with any such claim. As a material part of the consideration to Landlord, Tenant assumes all risk of damage to property or injury to persons in or about the Property arising from any cause, and Tenant hereby waives all claims in respect thereof against Landlord, except for any claim arising out of Landlord's negligence or willful misconduct. As used in this Section, the term "Tenant" shall include Tenant's employees, agents, contractors and invitees, if applicable.

     Section 5.06. Landlord's Access. Landlord or its agents may enter the Property at all reasonable times to show the Property to potential buyers, investors, or tenants, or other parties; to do any other act or to inspect and conduct tests in order to monitor Tenant's compliance with all applicable environmental laws and all laws governing the presence and use of Hazardous Material; or for any other purpose Landlord deems reasonably necessary, provided it does not adversely affect Tenant's use of Property in a material manner. Landlord shall give Tenant prior notice of such entry, except in the case of an emergency. Landlord may place customary "For Sale" or "For Lease" ("For Lease" only during last six (6) months of the Term) signs on the Property.

     Section 5.07. Quiet Possession. If Tenant pays the rent and complies with all other terms of this Lease, Tenant may occupy and enjoy the Property for the full Lease Term, subject to the provisions of this Lease, without hindrance or molestation by Landlord.

     Section 5.08. Indemnity By Landlord. Subject to Section 13.02(c) below, Landlord shall indemnify Tenant against and hold Tenant harmless from any and all costs, claims or liability arising from: (a) any contamination of the Property or any other property resulting from the presence, treatment, production, disposal or use of Hazardous Material caused by Landlord or its agents, employees or contractors; (b) any breach or default in the performance of Landlord's obligations under this Lease; (c) any misrepresentation or breach of warranty by Landlord under this Lease; or
 (d) the negligent or willful misconduct of Landlord or its agents, employees or contractors. Landlord shall defend Tenant against any such cost, claim or liability at Landlord's expense with counsel reasonably acceptable to Tenant or, at Tenant's election, Landlord shall reimburse Tenant for any legal fees or costs incurred by Tenant in connection with any such claim.


 ARTICLE SIX:  CONDITION OF PROPERTY; MAINTENANCE, REPAIRS AND ALTERATIONS

     Section 6.01. Existing Conditions. Except as otherwise expressly provided in this Lease, Tenant accepts the Property in its "AS-IS" condition as of the execution of the Lease, subject to all recorded matters, laws, ordinances, and governmental regulations and orders. Except as otherwise expressly provided herein, Tenant acknowledges that neither Landlord nor any agent of Landlord has made any representation as to the condition of the Property or the suitability of the Property for Tenant's intended use. Except as otherwise expressly provided in this Lease, Tenant represents and warrants that Tenant has made its own inspection of and inquiry regarding the condition of the Property and is not relying on any representations of Landlord or any Broker with respect thereto. Notwithstanding the foregoing, Landlord represents and warrants to Tenant that, as of the Commencement Date, to Landlord's knowledge:

      (a) there are no Hazardous Materials on the Property in excess of legal limits;

      (b) the Property is in good working condition and order consistent with its age and normal wear and tear, subject to patent defects; and

      (c) the  Property  is  not  in  violation  of  any  applicable laws  or
 governmental  regulations  (including  ADA   and  any  private   restrictive
 covenants).

      The foregoing shall not be applicable to the extent a breach by Landlord of any such representation or warranty is attributable to Tenant's use of the Property or any alterations made to the Property made by Tenant. Notwithstanding anything to the contrary contained in this Lease, Tenant's remedy for a breach by Landlord of any of the foregoing representations and warranties shall be limited to requiring Landlord, at Landlord's sole cost, to cure the condition giving rise to such breach. The phrase "to Landlord's knowledge" means the current, actual knowledge of Ross Tanner, Director, Real Estate and Support Services for Landlord, without independent investigation or inquiry.

     Section 6.02. Exemption of Landlord from Liability. Landlord shall not be liable for any damage or injury to the person, business (or any loss of income therefrom), goods, wares, merchandise, or other property of Tenant, Tenant's employees, invitees, customers or any other person in or about the Property, whether such damage or injury is caused by or results from:

      (a) fire, steam, electricity, water, gas or rain; not relating to the negligence of Landlord; (b) the breakage, leakage, obstruction or other defects of pipes, sprinklers, wires, appliances, plumbing, air conditioning or lighting fixtures or any other cause not relating to the negligence of Landlord; (c) conditions arising in or about the Property or upon other portions of the Project, or from other sources or places not relating to the negligence of Landlord; or (d) any act or omission of any other tenant of the Project. The provisions of this Section 6.02 shall not, however, exempt Landlord from liability for Landlord's negligence or willful misconduct.

     Section 6.03. Landlord's Obligations. Subject to the provisions of Article Seven (Damage or Destruction) and Article Eight (Condemnation), Landlord shall be responsible for keeping the structural components of the Building in usable condition and repair, at Landlord's sole expense. Notwithstanding the foregoing, all repairs to the structural components of the Building which are required because of the misuse or neglect of Tenant or its subtenants or the agents, employees or contractors of any of them shall be undertaken by Landlord at Tenant's sole expense, or, at Landlord's election, by Tenant at Tenant's sole expense. Further subject to the provisions of Article Seven (Damage or Destruction) and Article Eight (Condemnation), Landlord shall be responsible for, at the expense of Tenant, maintaining and repairing the nonstructural roof and roof membrane, parking areas, landscape areas and truck courtyards, and the exterior surfaces of the exterior walls of the Building ("Landlord Maintenance Items"). The costs incurred by Landlord in connection with the Landlord Maintenance Items, including a reasonable management fee not to exceed four percent (4%) of such costs, shall be referred to herein as the "Landlord Maintenance Costs." If, for reason other than the misuse or neglect of Tenant or its subtenants or the agents employees or contractors of any of them, the nonstructural roof, roof membrane, parking areas or truck courtyards need to be replaced, or the exterior of the entire Building needs to be repainted (as opposed to general repair and maintenance efforts), then Landlord shall undertake same at Landlord's sole expense. The word "replaced," as used in the immediately preceding sentence, shall include repair costs which are of such a nature that, under generally accepted accounting principles, they should be treated as capital expenditures. Except as set forth in this Section 6.03, Landlord shall have absolutely no responsibility to repair, maintain or replace any portion of the Property at any time. Tenant waives the benefit of any present or future law which might give Tenant the right to repair the Property at Landlord's expense or to terminate the Lease due to the condition of the Property.

     Section 6.04.  Tenant's Obligations.

      (a) Except as provided in Article Seven (Damage or Destruction) and Article Eight (Condemnation) and in Section 6.03, Tenant shall keep all nonstructural portions of the Property (including interior, exterior, loading areas, systems, doors, windows and equipment) in good order, condition, and repair (including interior repainting and refinishing, as needed). Subject to Landlord's obligations under Section 6.03 above, if any portion of the Property or any system or equipment in the Property which Tenant is obligated to repair cannot be fully repaired or restored, Tenant shall promptly replace such portion of the Property or system or equipment in the Property, regardless of whether the benefit of such replacement extends beyond the Lease Term; but if the benefit or useful life of such replacement extends beyond the Lease Term (as such term may be extended by exercise of any options), the useful life of such replacement shall be prorated over the remaining portion of the Lease Term (as extended), and Tenant shall be liable only for that portion of the cost which is applicable to the Lease Term (as extended). Tenant shall maintain a preventive maintenance contract providing for the regular inspection and maintenance of the heating and air conditioning system by a licensed and appropriate contractor. If any part of the Property is damaged by any act or omission of Tenant, Tenant shall pay Landlord the cost of repairing or replacing such damaged property, whether or not Landlord would otherwise be obligated to pay the cost of maintaining or repairing such property. It is the intention of Landlord and Tenant that at all times Tenant and Landlord shall maintain the portions of the Property which they are respectively obligated under this Lease to maintain in an attractive, good and fully operative condition.

      (b) Tenant  shall  fulfill  all  of  Tenant's  obligations  under  this
 Section 6.04 at Tenant's sole expense. If Tenant fails to maintain, repair or replace the Property as required by this Section 6.04, including the items described in Section 6.04(c), Landlord may, upon ten (10) business days' prior written notice to Tenant (unless the failure is cured within such 10 business day period and except that no notice shall be required in the case of an emergency), enter the Property and perform such maintenance or repair (including replacement, as needed) on behalf of Tenant. In such case, Tenant shall reimburse Landlord for all costs reasonably incurred in performing such maintenance or repair immediately upon demand. Notwithstanding the foregoing, Tenant shall not have a 10 business day opportunity to cure with respect to the third and subsequent noticed failures by Tenant in any 12 consecutive month period relative to any substantially similar failure by Tenant.

      (c) Tenant may request in writing to Landlord that Tenant undertake responsibility for portions of Landlord's Maintenance Items at Tenant's expense, other than the non-structural roof and roof membrane. Landlord's consent of a transfer of responsibility shall not be unreasonably withheld, however, Landlord may condition said approval on Landlord being satisfied
 (i) with the quality of and insurance coverage provided by Tenant's proposed contractor, and (ii) that Tenant will adhere to the standards of repair and maintenance which would have been provided by Landlord, and Landlord may upon notice to Tenant take back such responsibilities upon any failure of such conditions. Tenant shall be responsible for all fines, citations, penalties, costs and expenses incurred by Landlord and arising out of Tenant's undertaking pursuant to this Section 6.04(c) and Tenant hereby holds Landlord harmless therefrom.

     Section 6.05.  Alterations, Additions, and Improvements.

      (a) Tenant shall not make any alterations, additions, or improvements to the Property without Landlord's prior written consent (not to be unreasonably withheld, delayed or conditioned), except for non-structural alterations which do not exceed Fifty Thousand Dollars ($50,000) in cost cumulatively over the Lease Term and which are not visible from the outside of any building of which the Property is part. Landlord may require Tenant to provide demolition and/or lien and completion bonds in form and amount reasonably satisfactory to Landlord. Tenant shall promptly remove any alterations, additions, or improvements constructed in violation of this Paragraph 6.05(a) upon Landlord's written request. All alterations, additions, and improvements shall be done in a good and workmanlike manner, in conformity with all applicable laws and regulations, and by a contractor reasonably approved by Landlord. Upon completion of any such work requiring Landlord's consent, Tenant shall provide Landlord with "as built" plans, copies of all construction contracts, and proof of payment for all labor and materials.

      (b) Tenant shall pay when due all claims for labor and material furnished to the Property. Tenant shall give Landlord at least twenty (20) days' prior written notice of the commencement of any work on the Property requiring Landlord's consent. Landlord may elect to record and post notices of non-responsibility on the Property.

     Section 6.06. Condition upon Termination. Upon the termination of the Lease, Tenant shall surrender the Property to Landlord, broom clean and in the same condition as received except for ordinary wear and tear which Tenant was not otherwise obligated to remedy under any provision of this Lease and casualty. However, Tenant shall not be obligated to repair any damage which Landlord is required to repair under Article Seven (Damage or Destruction). In addition, Landlord may require Tenant to remove any alterations, additions or improvements (whether or not made with Landlord's consent) prior to the expiration of the Lease and to restore the Property to its prior condition except for ordinary wear and tear and casualty, all at Tenant's expense. All alterations, additions and improvements which Landlord has not required Tenant to remove shall become Landlord's property and shall be surrendered to Landlord upon the expiration or earlier termination of the Lease, except that Tenant may remove any of Tenant's machinery or equipment or fixtures which can be removed without material damage to the Property. Tenant shall repair, at Tenant's expense, any damage to the Property caused by the removal of any such machinery or equipment or fixtures. In no event, however, shall Tenant remove any of the following materials or equipment (which shall be deemed Landlord's property) without Landlord's prior written consent: any power wiring or power panels; lighting or lighting fixtures; wall coverings; drapes, blinds or other window coverings; carpets or other floor coverings; heaters, air conditioners or any other heating or air conditioning equipment; fencing or security gates; or other similar building operating equipment.


 ARTICLE SEVEN:  DAMAGE OR DESTRUCTION

     Section 7.01.  Partial Damage to Property.

      (a) Tenant shall notify Landlord in writing immediately upon the occurrence of any material damage to the Property. If the Property is only partially damaged (i.e., less than fifty percent (50%) of the Property is untenantable as a result of such damage or less than fifty percent (50%) of Tenant's operations are materially impaired) and if the proceeds received by Landlord from the insurance policies described in Paragraph 4.04(b) are sufficient to pay for the necessary repairs, this Lease shall remain in effect and Landlord shall repair the damage as soon as reasonably possible. It shall be Tenant's responsibility to repair any damage to Tenant's fixtures, equipment, or improvements.

      (b) If the insurance proceeds received by Landlord are not sufficient to pay the entire cost of repair, or if the cause of the damage is not covered by the insurance policies which Landlord maintains under Paragraph 4.04(b), Landlord may elect either to (i) repair the damage as soon as reasonably possible, in which case this Lease shall remain in full force and effect, or (ii) terminate this Lease as of the date the damage occurred. Landlord shall notify Tenant within thirty (30) days after receipt of notice of the occurrence of the damage whether Landlord elects to repair the damage or terminate the Lease. If Landlord elects to repair the damage, Tenant shall pay Landlord the "deductible amount" (if any) under Landlord's insurance policies and, if the damage was due to an act or omission of Tenant, or Tenant's employees, agents, contractors or invitees, the difference between the actual cost of repair and any insurance proceeds received by Landlord. If Landlord elects to terminate the Lease, Tenant may elect to continue this Lease in full force and effect, in which case Tenant shall repair any damage to the Property and any building in which the Property is located. Tenant shall pay the cost of such repairs, except that upon satisfactory completion of such repairs, Landlord shall deliver to Tenant any insurance proceeds received by Landlord for the damage repaired by Tenant. Tenant shall give Landlord written notice of such election within ten (10) business days after receiving Landlord's termination notice.

      (c) If any material damage to the Property occurs during the last twelve (12) months of the Lease Term and such damage will require more than thirty (30) days to repair, either Landlord or Tenant may elect to terminate this Lease as of the date the damage occurred, regardless of the sufficiency of any insurance proceeds. The party electing to terminate this Lease shall give written notification to the other party of such election within thirty
 (30) days after Tenant's notice to Landlord of the occurrence of the damage.

     Section 7.02.  Substantial  or  Total  Destruction.  If  the Property is
 substantially (i.e., 50% or more) or totally destroyed by any cause whatsoever (i.e., the damage to the Property is greater than partial damage as described in Section 7.01), and regardless of whether Landlord receives any insurance proceeds, this Lease shall terminate as of the date the destruction occurred. Notwithstanding the preceding sentence, if the Property can be rebuilt within one hundred eighty (180) days after the date of destruction, Landlord may elect to rebuild the Property at Landlord's own expense, in which case this Lease shall remain in full force and effect. Landlord shall notify Tenant of such election within thirty (30) days after Tenant's notice of the occurrence of total or substantial destruction. If Landlord so elects, Landlord shall rebuild the Property at Landlord's sole expense, except that if the destruction was caused solely by an act or omission of Tenant, Tenant shall pay Landlord the difference between the actual cost of rebuilding and any insurance proceeds received by Landlord. Notwithstanding anything to the contrary contained in this Article Seven, Tenant may, by written notice to Landlord, elect to cancel this Lease with respect to any material casualty not reasonably repairable within one hundred eighty (180) days from the date of the casualty. Such cancellation notice must be given to Landlord within ten (10) business days after Landlord notifies Tenant of the occurrence of any such event.

     Section 7.03. Temporary Reduction of Rent. If the Property is destroyed or damaged and Landlord or Tenant repairs or restores the Property pursuant to the provisions of this Article Seven, any rent payable during the period of such damage, repair and/or restoration shall be reduced according to the degree, if any, to which Tenant's use of the Property is impaired. However, the reduction shall be contingent upon Tenant turning over to Landlord the proceeds of Tenant's business interruption insurance up to the amount of the rent so abated, provided any such insurance provision in excess of such abated rent, if any, shall be retained by Tenant, and in no event shall the reduction exceed the amount of proceeds turned over to Landlord. Except for such possible reduction in Base Rent, insurance premiums and real property taxes, Tenant shall not be entitled to any compensation, reduction, or reimbursement from Landlord as a result of any damage, destruction, repair, or restoration of or to the Property.

     Section 7.04. Waiver. Tenant waives the protection of any statute, code or judicial decision which grants a tenant the right to terminate a lease in the event of the substantial or total destruction of the leased property. Tenant agrees that the provisions of Sections 7.01, 7.02 and 7.03 above shall govern the rights and obligations of Landlord and Tenant in the event of any substantial or total destruction to the Property.


 ARTICLE EIGHT:  CONDEMNATION

      If all or any portion of the Property is taken under the power of eminent domain or sold under the threat of that power (all of which are called "Condemnation"), this Lease shall terminate as to the part taken or sold on the date the condemning authority takes title or possession, whichever occurs first. If more than twenty percent (20%) of the floor area of the building in which the Property is located, or which is located on the Property, is taken, either Landlord or Tenant may terminate this Lease as of the date the condemning authority takes title or possession, by delivering written notice to the other within ten (10) days after receipt of written notice of such taking (or in the absence of such notice, within ten (10) days after the condemning authority takes title or possession). If neither Landlord nor Tenant terminates this Lease, this Lease shall remain in effect as to the portion of the Property not taken, except that the Base Rent and Additional Rent shall be reduced in proportion to the reduction in the floor area of the Property. Any Condemnation award or payment shall be distributed in the following order: (a) first, to any ground lessor, mortgagee or beneficiary under a deed of trust encumbering the Property, the amount of its interest in the Property; (b) second, to Tenant, only the amount of any award specifically designated for loss of or damage to Tenant's trade fixtures or removable personal property; and (c) third, to Landlord, the remainder of such award, whether as compensation for reduction in the value of the leasehold, the taking of the fee, or otherwise. If this Lease is not terminated, Landlord shall repair any damage to the Property caused by the Condemnation, except that Landlord shall not be obligated to repair any damage for which Tenant has been reimbursed by the condemning authority. If the severance damages received by Landlord are not sufficient to pay for such repair, Landlord shall have the right to either terminate this Lease or make such repair at Landlord's expense.


 ARTICLE NINE:  ASSIGNMENT AND SUBLETTING

     Section 9.01. Landlord's Consent Required. No portion of the Property or of Tenant's interest in this Lease may be acquired by any other person or entity, whether by sale, assignment, mortgage, sublease, transfer, operation of law, or act of Tenant, without Landlord's prior written consent, except as provided in Section 9.02 below. Landlord has the right to grant or withhold its consent as provided in Section 9.05 below. Any attempted transfer without consent shall be void and shall constitute a non-curable breach of this Lease. If Tenant is a corporation, any change in the ownership of a controlling interest of the voting stock of the corporation shall require Landlord's consent, which consent shall not be unreasonably withheld, conditioned or delayed. The preceding sentence shall not be applicable so long as the shares of stock of Tenant are traded on a nationally recognized public exchange, and any exchange of Tenant's shares of stock while Tenant is publicly traded shall not be deemed to be a transfer.

     Section 9.02. Tenant Affiliate. Tenant may assign this Lease or sublease the Property, without Landlord's consent, to any corporation or other entity which controls, is controlled by or is under common control with Tenant, or to any corporation or other entity resulting from the merger of or consolidation with Tenant ("Tenant's Affiliate"). In such case, any Tenant's Affiliate shall assume in writing all of Tenant's obligations under this Lease.

     Section 9.03. No Release of Tenant. No transfer permitted by this Article Nine, whether with or without Landlord's consent, shall release Tenant or change Tenant's primary liability to pay the rent and to perform all other obligations of Tenant under this Lease. Landlord's acceptance of rent from any other person is not a waiver of any provision of this Article Nine. Consent to one transfer is not a consent to any subsequent transfer. If Tenant's transferee defaults under this Lease, Landlord may proceed directly against Tenant without pursuing remedies against the transferee. Landlord may consent to subsequent assignments or modifications of this Lease by Tenant's transferee, without notifying Tenant or obtaining its consent. Such action shall not relieve Tenant of its liability under this Lease.

     Section 9.04. Offer to Terminate. If Tenant desires to assign the Lease or sublease the Property, Tenant shall have the right to offer, in writing, to terminate the Lease as of a date specified in the offer. If Landlord elects in writing to accept the offer to terminate within twenty (20) days after notice of the offer, the Lease shall terminate as of the date specified and all the terms and provisions of the Lease governing termination shall apply. If Landlord does not so elect, the Lease shall continue in effect until otherwise terminated and the provisions of Section
 9.05 with respect to any proposed transfer shall continue to apply.

     Section 9.05. Landlord's Consent.

      (a) Tenant's  request  for  consent  to   any  transfer  described   in
 Section 9.01 shall set forth in writing the details of the proposed transfer, including the name, business and financial condition of the prospective transferee, financial details of the proposed transfer (e.g., the term of and the rent and security deposit payable under any proposed assignment or sublease), and any other information Landlord deems reasonably relevant. Landlord shall have the right to withhold consent, if reasonable, or to grant consent, based on the following factors: (i) the business of the proposed assignee or subtenant and the proposed use of the Property;
 (ii) the net worth and financial reputation of the proposed assignee or subtenant; (iii) Tenant's compliance with all of its obligations under the Lease; and (iv) such other factors as Landlord may reasonably deem relevant. If Landlord objects to a proposed assignment solely because of the net worth and/or financial reputation of the proposed assignee, Tenant may nonetheless sublease (but not assign), all or a portion of the Property to the proposed transferee, but only on the other terms of the proposed transfer.

      (b) If  Tenant  assigns  or  subleases,  the  following  shall   apply:
 (i) Tenant shall pay to Landlord as Additional Rent under the Lease the Landlord's Share (stated in Section 1.13) of the Profit (defined below) on such transaction as and when received by Tenant, unless Landlord gives written notice to Tenant and the assignee or subtenant that Landlord's Share shall be paid by the assignee or subtenant to Landlord directly. The "Profit" means (A) all amounts paid to Tenant for such assignment or sublease, including "key" money, monthly rent in excess of the monthly rent payable under the Lease, and all fees and other consideration paid for the assignment or sublease, including fees under any collateral agreements, less
 (B) costs and expenses directly incurred by Tenant in connection with the execution and performance of such assignment or sublease for real estate broker's commissions and costs of renovation or construction of tenant improvements required under such assignment or sublease. Tenant is entitled to recover such costs and expenses before Tenant is obligated to pay the Landlord's Share to Landlord. The Profit in the case of a sublease of less than all the Property is the rent allocable to the subleased space as a percentage on a square footage basis; (ii) Tenant shall provide Landlord a written statement certifying all amounts to be paid from any assignment or sublease of the Property within thirty (30) days after the transaction documentation is signed, and Landlord may inspect Tenant's books and records to verify the accuracy of such statement. On written request, Tenant shall promptly furnish to Landlord copies of all the transaction documentation, all of which shall be certified by Tenant to be complete, true and correct. Landlord's receipt of Landlord's Share shall not be a consent to any further assignment or subletting. The breach of Tenant's obligation under this Paragraph 9.05(b) shall be a material default of the Lease.

     Section 9.06. No Merger. No merger shall result from Tenant's sublease of the Property under this Article Nine, Tenant's surrender of this Lease or the termination of this Lease in any other manner. In any such event, Landlord may terminate any or all subtenancies or succeed to the interest of Tenant as sublandlord under any or all subtenancies.


 ARTICLE TEN:  DEFAULTS; REMEDIES

     Section 10.01. Covenants and Conditions. Tenant's performance of each of Tenant's obligations under this Lease is a condition as well as a covenant. Tenant's right to continue in possession of the Property is conditioned upon such performance. Time is of the essence in the performance of all covenants and conditions.

     Section 10.02.  Defaults. Tenant shall be in material default under this
 Lease:

      (a) If  Tenant abandons  the Property  or if  Tenant's vacation  of the
 Property  results  in  the  cancellation   of  any  insurance  described  in
 Section 4.04;

      (b) If Tenant fails to pay rent or any other charge when due and such failure shall continue for a period of five (5) days after written notice to Tenant; provided, however, upon Landlord being required to notice Tenant of a failure to pay Base Rent pursuant to this Section the third time, no written notice shall thereafter be required as a condition to Tenant being in default under this Lease pursuant to this Section;

      (c) If Tenant fails to perform any of Tenant's non-monetary obligations under this Lease for a period of thirty (30) days after written notice from Landlord; provided that if more than thirty (30) days are required to complete such performance, Tenant shall not be in default if Tenant commences such performance within the thirty (30) day period and thereafter diligently pursues its completion. However, Landlord shall not be required to give such notice if Tenant's failure to perform constitutes a non-curable breach of this Lease. The notice required by this Paragraph is intended to satisfy any and all notice requirements imposed by law on Landlord and is not in addition to any such requirement.

      (d) (i) If Tenant makes a general assignment or general arrangement for the benefit of creditors; (ii) if a petition for adjudication of bankruptcy or for reorganization or rearrangement is filed by or against Tenant and is not dismissed within ninety (90) days; (iii) if a trustee or receiver is appointed to take possession of substantially all of Tenant's assets located at the Property or of Tenant's interest in this Lease and possession is not restored to Tenant within ninety (90) days; or (iv) if substantially all of Tenant's assets located at the Property or of Tenant's interest in this Lease is subjected to attachment, execution or other judicial seizure which is not discharged within ninety (90) days. If a court of competent jurisdiction determines that any of the acts described in this subparagraph
 (d) is not a default under this Lease, and a trustee is appointed to take possession (or if Tenant remains a debtor in possession) and such trustee or Tenant transfers Tenant's interest hereunder, then Landlord shall receive, as Additional Rent, the excess, if any, of the rent (or any other consideration) paid in connection with such assignment or sublease over the rent payable by Tenant under this Lease.

     Section 10.03. Remedies. On the occurrence of any material default by Tenant, Landlord may, at any time thereafter, with or without notice or demand and without limiting Landlord in the exercise of any right or remedy which Landlord may have:

      (a) Terminate Tenant's right to possession of the Property by any lawful means, in which case this Lease shall terminate and Tenant shall immediately surrender possession of the Property to Landlord. In such event, Landlord shall be entitled to recover from Tenant all damages incurred by Landlord by reason of Tenant's default, including (i) the worth at the time of the award of the unpaid Base Rent, Additional Rent and other charges which Landlord had earned at the time of the termination; (ii) the worth at the time of the award of the amount by which the unpaid Base Rent, Additional Rent and other charges which Landlord would have earned after termination until the time of the award exceeds the amount of such rental loss that Tenant proves Landlord could have reasonably avoided; (iii) the worth at the time of the award of the amount by which the unpaid Base Rent, Additional Rent and other charges which Tenant would have paid for the balance of the Lease Term after the time of award exceeds the amount of such rental loss that Tenant proves Landlord could have reasonably avoided; and
 (iv) any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform its obligations under the Lease or which in the ordinary course of things would be likely to result therefrom, including, but not limited to, any costs or expenses Landlord incurs in maintaining or preserving the Property after such default, the cost of recovering possession of the Property, expenses of reletting, including necessary renovation or alteration of the Property, Landlord's reasonable attorneys fees incurred in connection therewith, and any real estate commission paid or payable. As used in subparts (i) and (ii) above, the "worth at the time of the award" is computed by allowing interest on unpaid amounts at the rate of fifteen percent (15%) per annum, or such lesser amount as may then be the maximum lawful rate. As used in subpart
 (iii) above, the "worth at the time of the award" is computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of the award, plus one percent (1%). If Tenant has abandoned the Property, Landlord shall have the option of (i) retaking possession of the Property and recovering from Tenant the amount specified in this Paragraph 10.03(a), or (ii) proceeding under Paragraph 10.03(b);

      (b) Maintain Tenant's right to possession, in which case this Lease shall continue in effect whether or not Tenant has abandoned the Property. In such event, Landlord shall be entitled to enforce all of Landlord's rights and remedies under this Lease, including the right to recover the rent as it becomes due;

      (c) Pursue any other remedy now or hereafter available to Landlord under the laws or judicial decisions of the state in which the Property is located.

     Section 10.04. Repayment of Unamortized "Free" Rent. If this Lease provides for a postponement of any monthly rental payments, a period of "free" rent or other rent concession, such postponed rent or "free" rent is called the "Abated Rent". Tenant shall be credited with having paid all of the Abated Rent on the expiration of the Lease Term only if Tenant has fully, faithfully, and punctually performed all of Tenant's obligations hereunder, including the payment of all rent (other than the Abated Rent) and all other monetary obligations and the surrender of the Property in the physical condition required by this Lease. Tenant acknowledges that its right to receive credit for the Abated Rent is absolutely conditioned upon Tenant's full, faithful, and punctual performance of its obligations under this Lease. If Tenant defaults and does not cure within any applicable grace period, the unamortized (amortized on a straight line basis over the initial Term of this Lease) Abated Rent shall immediately become due and payable in full and this Lease shall be enforced as if there were no such rent abatement or other rent concession.

     Section 10.05. Automatic Termination. Notwithstanding any other term or provision hereof to the contrary the Lease shall terminate on the occurrence of any act which affirms the Landlord's intention to terminate the Lease as provided in Section 10.03 hereof, including the filing of an unlawful detainer action against Tenant. On such termination, Landlord's damages for default shall include all costs and fees, including reasonable attorneys' fees that Landlord incurs in connection with the filing, commencement, pursuing, and/or defending of any action in any bankruptcy court or other court with respect to the Lease; the obtaining of relief from any stay in bankruptcy restraining any action to evict Tenant; or the pursuing of any action with respect to Landlord's right to possession of the Property. All such damages suffered (apart from Base Rent and other rent payable hereunder) shall constitute pecuniary damages which must be reimbursed to Landlord prior to assumption of the Lease by Tenant or any successor to Tenant in any bankruptcy or other proceeding.

     Section 10.06. Cumulative Remedies. Landlord's exercise of any right or remedy shall not prevent it from exercising any other right or remedy.


 ARTICLE ELEVEN:  PROTECTION OF LENDERS

     Section 11.01. Subordination. Landlord shall have the right to subordi-nate this Lease to any ground lease, deed of trust or mortgage encumbering the Property, any advances made on the security thereof and any renewals, modifications, consolidations, replacements or extensions thereof, whenever made or recorded, provided Tenant is afforded reasonable nondisturbance protection in the lender's form of subordination agreement. Tenant shall reasonably cooperate with Landlord and any lender which is acquiring a security interest in the Property or the Lease. Tenant shall execute such further reasonable documents and assurances as such lender may require, provided that Tenant's obligations under this Lease shall not be increased in any material way (the performance of ministerial acts shall not be deemed material), and Tenant shall not be deprived of its rights under this Lease. Tenant's right to quiet possession of the Property during the Lease Term shall not be disturbed if Tenant pays the rent and performs all of Tenant's obligations under this Lease and is not otherwise in default. If any ground lessor, beneficiary or mortgagee elects to have this Lease prior to the lien of its ground lease, deed of trust or mortgage and gives written notice thereof to Tenant, this Lease shall be deemed prior to such ground lease, deed of trust or mortgage whether this Lease is dated prior or subsequent to the date of said ground lease, deed of trust or mortgage or the date of recording thereof.

     Section 11.02. Attornment. If Landlord's interest in the Property is acquired by any ground lessor, beneficiary under a deed of trust, mortgagee, or purchaser at a foreclosure sale, Tenant shall attorn to the transferee of or successor to Landlord's interest in the Property and recognize such transferee or successor as Landlord under this Lease. Tenant waives the protection of any statute or rule of law which gives or purports to give Tenant any right to terminate this Lease or surrender possession of the Property upon the transfer of Landlord's interest.

     Section 11.03. Signing of Documents. Tenant shall sign and deliver any instrument or documents necessary or appropriate to evidence any such attornment or subordination or agreement to do so within ten (10) days after request by Landlord.

     Section 11.04. Estoppel Certificates.

      (a) Upon Landlord's written request, not more than four (4) times per year, Tenant shall execute, acknowledge and deliver to Landlord a written statement certifying: (i) that none of the terms or provisions of this Lease have been changed (or if they have been changed, stating how they have been changed); (ii) that this Lease has not been cancelled or terminated;
 (iii) the last date of payment of the Base Rent and other charges and the time period covered by such payment; (iv) that Landlord is not in default under this Lease (or, if Landlord is claimed to be in default, stating why); and (v) such other representations or information with respect to Tenant or the Lease as Landlord may reasonably request or which any prospective purchaser or encumbrancer of the Property may require. Tenant shall deliver such statement to Landlord within ten (10) days after Landlord's request. Landlord may give any such statement by Tenant to any prospective purchaser or encumbrancer of the Property. Such purchaser or encumbrancer may rely conclusively upon such statement as true and correct.

      (b) If Tenant does not deliver such statement to Landlord within such ten (10) day period, Landlord, and any prospective purchaser or encumbrancer, may conclusively presume and rely upon the following facts:
 (i) that the terms and provisions of this Lease have not been changed except as otherwise represented by Landlord; (ii) that this Lease has not been cancelled or terminated except as otherwise represented by Landlord;
 (iii) that not more than one month's Base Rent or other charges have been paid in advance; and (iv) that Landlord is not in default under the Lease. In such event, Tenant shall be estopped from denying the truth of such facts.

     Section 11.05. Tenant's Financial Condition. Within ten (10) days after written request from Landlord, no more than twice per year, Tenant shall deliver to Landlord such financial statements as Landlord or its lender shall reasonably require to verify the net worth and financial condition of Tenant or any assignee or subtenant of Tenant. In the event Tenant's shares of stock are publicly traded and financial information on Tenant is generally available to the public, then Tenant may satisfy the foregoing requirement by delivering to Landlord such financial information as is available to the public. Tenant represents and warrants to Landlord that each such financial statement is a true and accurate statement as of the date of such statement in all material respects. All financial statements shall be confidential and shall be used only for the purposes set forth in this Lease, except to the extent the financial statements are available to the public.


 ARTICLE TWELVE:  LEGAL COSTS

     Section 12.01. Legal Proceedings. If Tenant or Landlord shall be in breach or default under this Lease, such party (the "Defaulting Party") shall reimburse the other party (the "Nondefaulting Party") upon demand for any costs or expenses that the Nondefaulting Party incurs in connection with any breach or default of the Defaulting Party under this Lease, whether or not suit is commenced or judgment entered. Such costs shall include legal fees and costs incurred for the negotiation of a settlement, enforcement of rights or otherwise. Furthermore, if any action for breach of or to enforce the provisions of this Lease is commenced, the court in such action shall award to the party in whose favor a judgment is entered, a reasonable sum as attorneys' fees and costs. The losing party in such action shall pay such attorneys' fees and costs. Tenant shall also indemnify Landlord against and hold Landlord harmless from all costs, expenses, demands and liability Landlord may incur if Landlord becomes or is made a party to any claim or action (a) instituted by Tenant against any third party, or by any third party against Tenant, or by or against any person holding any interest under or using the Property by license of or agreement with Tenant; (b) for foreclosure of any lien for labor or material furnished to or for Tenant or such other person; (c) otherwise arising out of or resulting from any act or transaction of Tenant or such other person; or (d) necessary to protect Landlord's interest under this Lease in a bankruptcy proceeding, or other proceeding under Title 11 of the United States Code, as amended. Tenant shall defend Landlord against any such claim or action at Tenant's expense with counsel reasonably acceptable to Landlord or, at Landlord's election, Tenant shall reimburse Landlord for any legal fees or costs Landlord incurs in any such claim or action.

     Section 12.02. Landlord's Consent. Tenant shall pay Landlord's reasonable attorneys' fees incurred in connection with Tenant's request for Landlord's consent under Article Nine (Assignment and Subletting), or in connection with any other act which Tenant proposes to do and which requires Landlord's consent.


 ARTICLE THIRTEEN:  MISCELLANEOUS PROVISIONS

     Section 13.01.   Non-Discrimination.   Tenant  promises,  and  it  is  a
 condition to the continuance of this Lease, that there will be no discrimination against, or segregation of, any person or group of persons on the basis of race, color, sex, creed, national origin or ancestry in the leasing, subleasing, transferring, occupancy, tenure or use of the Property or any portion thereof.

     Section 13.02. Landlord's Liability; Certain Duties.

      (a) As used in this Lease, the term "Landlord" means only the current owner or owners of the fee title to the Property or the leasehold estate under a ground lease of the Property at the time in question. Each Landlord is obligated to perform the obligations of Landlord under this Lease only during the time such Landlord owns such interest or title. Any Landlord who transfers its title or interest is relieved of all liability with respect to the obligations of Landlord under this Lease to be performed on or after the date of transfer. However, each Landlord shall deliver to its transferee all funds that Tenant previously paid if such funds have not yet been applied under the terms of this Lease.

      (b) Tenant shall give written notice of any failure by Landlord to perform any of its obligations under this Lease to Landlord and to any ground lessor, mortgagee or beneficiary under any deed of trust encumbering the Property whose name and address have been furnished to Tenant in writing. Landlord shall not be in default under this Lease unless Landlord (or such ground lessor, mortgagee or beneficiary) fails to cure such non-performance within thirty (30) days after receipt of Tenant's notice. However, if such non-performance reasonably requires more than thirty (30) days to cure, Landlord shall not be in default if such cure is commenced within such thirty (30) day period and thereafter diligently pursued to completion.

      (c) Notwithstanding any term or provision herein to the contrary, the liability of Landlord for the performance of its duties and obligations under this Lease is limited to Landlord's interest in the Property, and neither the Landlord nor its partners, shareholders, officers or other principals shall have any personal liability under this Lease.

     Section 13.03. Severability. A determination by a court of competent jurisdiction that any provision of this Lease or any part thereof is illegal or unenforceable shall not cancel or invalidate the remainder of such provision or this Lease, which shall remain in full force and effect.

     Section 13.04. Interpretation. The captions of the Articles or Sections of this Lease are to assist the parties in reading this Lease and are not a part of the terms or provisions of this Lease. Whenever required by the context of this Lease, the singular shall include the plural and the plural shall include the singular. The masculine, feminine and neuter genders shall each include the other. In any provision relating to the conduct, acts or omissions of Tenant, the term "Tenant" shall include Tenant's agents, employees, contractors, invitees, successors or others using the Property with Tenant's expressed or implied permission.

     Section 13.05. Incorporation of Prior Agreements; Modifications. This Lease is the only agreement between the parties pertaining to the lease of the Property and no other agreements are effective. All amendments to this Lease shall be in writing and signed by all parties. Any other attempted amendment shall be void.

     Section 13.06. Notices. All notices required or permitted under this Lease shall be in writing and shall be personally delivered or sent by certified mail, return receipt requested, postage prepaid. Notices to Tenant shall be delivered to the address specified in Section 1.03 above, except that upon Tenant's taking possession of the Property, the Property shall be Tenant's address for notice purposes. Notices to Landlord shall be delivered to the address specified in Section 1.02 above. All notices shall be effective upon delivery. Either party may change its notice address upon written notice to the other party.

     Section 13.07. Waivers. All waivers must be in writing and signed by the waiving party. Landlord's failure to enforce any provision of this Lease or its acceptance of rent shall not be a waiver and shall not prevent Landlord from enforcing that provision or any other provision of this Lease in the future. No statement on a payment check from Tenant or in a letter accompanying a payment check shall be binding on Landlord, Landlord may, with or without notice to Tenant negotiate such check without being bound to the conditions of such statement.

     Section 13.08. No Recordation. Tenant shall not record this Lease without prior written consent from Landlord. However, either Landlord or Tenant may require that a "Short Form" memorandum of this Lease executed by both parties be recorded. The party requiring such recording shall pay all transfer taxes and recording fees.

     Section 13.09. Binding Effect; Choice of Law. This Lease binds any party who legally acquires any rights or interest in this Lease from Landlord or Tenant. However, Landlord shall have no obligation to Tenant's successor unless the rights or interests of Tenant's successor are acquired in accordance with the terms of this Lease. The laws of the state in which the Property is located shall govern this Lease.

     Section 13.10. Corporate Authority; Partnership Authority. If Tenant is a corporation or limited liability company, each person signing this Lease on behalf of Tenant represents and warrants that he has full authority to do so and that this Lease binds the corporation or limited liability company. Within thirty (30) days after this Lease is signed, Tenant shall deliver to Landlord a certified copy of a resolution of Tenant's Board of Directors authorizing the execution of this Lease or other evidence of such authority reasonably acceptable to Landlord. If Tenant is a partnership, each person or entity signing this Lease for Tenant represents and warrants that he or it is a general partner of the partnership, that he or it has full authority to sign for the partnership and that this Lease binds the partnership and all general partners of the partnership. Tenant shall give written notice to Landlord of any general partner's withdrawal or addition. Within thirty
 (30) days after this Lease is signed, Tenant shall deliver to Landlord a copy of Tenant's recorded statement of partnership or certificate of limited partnership.

     Section 13.11. Force Majeure. If Landlord or Tenant cannot perform any of its obligations due to events beyond Landlord's or Tenant's control, the time provided for performing such obligations shall be extended by a period of time equal to the duration of such events. Events beyond Landlord's or Tenant's control include, but are not limited to, acts of God, war, civil commotion, labor disputes, strikes, fire, flood or other casualty, shortages of labor or material, government regulation or restriction and weather conditions. Financial inability is not a force majeure event.

     Section 13.12. Execution of Lease. This Lease may be executed in counterparts and, when all counterpart documents are executed, the counter-parts shall constitute a single binding instrument. Landlord's delivery of this Lease to Tenant shall not be deemed to be an offer to lease and shall not be binding upon either party until executed and delivered by both parties.

     Section 13.13.   Survival.   All   representations   and  warranties  of
 Landlord and Tenant shall survive the termination of this Lease.


 ARTICLE FOURTEEN:  BROKERS

      When this Lease is signed by and delivered to both Landlord and Tenant, Landlord shall pay a real estate commission to Landlord's Broker named in
 Section 1.08 above as provided in the written agreement between Landlord and Landlord's Broker, and to Tenant's Broker named in Section 1.08 above as provided in the written agreement between Landlord and Tenant's Broker.

      Landlord and Tenant each warrant that they have dealt with no other real estate broker(s) in connection with this transaction except Landlord's Broker, who represents Landlord, and Tenant's Broker, who represents Tenant.

      Landlord and Tenant have signed this Lease at the place and on the dates specified adjacent to their signatures below and have initialed all Riders which are attached to or incorporated by reference in this Lease.

                                                     "LANDLORD"
 Signed on _____________________, 2003  MAINTENANCE WAREHOUSE/AMERICA CORP.,
                                        a Texas corporation
 at __________________________________

                                        By:
                                        _____________________________________

                                        Its:
                                        _____________________________________





                                                  "TENANT"
 Signed on February 28, 2003            CARRINGTON LABORATORIES, INC.,
                                        a Texas corporation
 at _________________________________

                                        By:  /s Carlton E. Turner

                                        Its:  President & CEO

                                        By:
                                        __________________________________

                                        Its:
                                        __________________________________




     IN ANY REAL ESTATE TRANSACTION, IT IS RECOMMENDED THAT YOU CONSULT WITH A PROFESSIONAL, SUCH AS A CIVIL ENGINEER, INDUSTRIAL HYGIENIST OR OTHER PERSON WITH EXPERIENCE IN EVALUATING THE CONDITION OF THE PROPERTY, INCLUDING THE POSSIBLE PRESENCE OF ASBESTOS, HAZARDOUS MATERIALS AND UNDERGROUND STORAGE TANKS

                              ADDENDUM TO LEASE


 This Addendum to Lease ("Addendum") is made in order to supplement that certain INDUSTRIAL REAL ESTATE LEASE (SINGLE-TENANT FACILITY) ("Lease"), dated February 21, 2003, by and between Maintenance Warehouse/America Corp., a Texas corporation ("Landlord") and Carrington Laboratories, Inc., a Texas corporation ("Tenant"). Landlord and Tenant agree that, notwithstanding anything contained in the Lease to the contrary, the provisions set forth in this Addendum will be deemed to be a part of the Lease and in the event of any conflict or inconsistency between the Lease and this Addendum, the provisions of this Addendum shall supercede and control. Any capitalized terms used herein shall have the same meaning as provided in the Lease except as expressly provided in this Addendum. The paragraph numbers below under numbered consecutively with those in the Lease.

 15.Renewal Options.

 A. Option to Extend Term. Landlord grants to Tenant two (2) option(s) (the "Option") to extend the Lease Term for an additional term of five (5) years each (the "Extension"), on the same terms, conditions and covenants set forth in this Lease, except as provided below. Each Option may be exercised only by written notice delivered to the Landlord no earlier than three hundred sixty-five (365) days before, and no later than one hundred eighty
 (180) days before, the expiration of the Lease Term or the preceding Extension of the Lease Term, whichever is applicable. If Tenant fails to deliver Landlord written notice of the exercise of an Option within the prescribed time period, such Option and any succeeding Options shall lapse, and there shall be no further right to extend the Lease Term. Each Option may only be exercised by Tenant on the express condition that, at the time of the exercise, Tenant is not in default under any of the provisions of this Lease beyond any applicable notice and cure period. The foregoing Options are personal to Tenant and may not be exercised by an assignee (except an assignee who is a Tenant Affiliate pursuant to Section 9.02 of the Lease) or subtenant without Landlord's written consent.

 B. Calculation of  Rent.   The Base Rent  during the  Extension(s) shall  be
 determined by one of the following methods [check one]:

    1. Consumer Price Index Adjustment. The monthly Base Rent during the Extension shall be determined by multiplying the monthly installment of Base Rent during the last month of the Lease Term by a fraction determined as follows:

      a. The numerator shall  be the Latest Index  which means either
         [check one]:

            (1) the Index published for the nearest calendar month
                preceding the first day of the Extension, or
            (2) the Index for the month of________________________
                preceding the Extension.

      b. The denominator shall be the Initial Index which means either [check one]:

            (1) the Index published for the nearest calendar month
                preceding the Commencement Date, or
            (2) the Index for the month of preceding the Commencement Date.

 [If no blanks are filled in above, the choice (1) including the phrase, "the nearest calendar month preceding," shall apply.]

      c. The Index means the Consumer Price Index (CPI) for All Urban Consumers (All Items) U.S. City Average (unless this box is checked in which case the CPI for the Dallas/Fort Worth Consolidated Metropolitan Statistical Area shall be used) published by the U. S. Department of Labor, Bureau of Labor Statistics (Base Index of 1982-84 =100). If the Index is discontinued or revised, the new index or computation which replaces the Index shall be used in order to obtain substantially the same result as would have been obtained if it had not been discontinued or revised. If such computation would reduce the Rent for the particular Extension, it shall be disregarded, and the Rent during the immediately preceding period shall apply instead.

    2. Fair Market Rental Value. The Base Rent during each Extension shall be the Fair Market Rental determined as follows:

      a. The "Fair Market Rental" of the Property means the price that a ready and willing tenant would pay as of the commencement of the Extension as monthly rent to a ready and willing landlord of demised premises comparable to the Property if the property were exposed for lease on the open market for a reasonable period of time, and taking into account the term of the Extension, the amount of improvements made by Tenant at its expense, the creditworthiness of the Tenant, and all of the purposes for which the property may be used and not just the use proposed to be made of the Property by Tenant. Upon proper written notice by Tenant to Landlord of Tenant's election to exercise the renewal Option, Landlord shall within fifteen (15) days thereafter notify Tenant in writing of Landlord's proposed Fair Market Rental amount and Tenant shall thereupon notify Landlord of Tenant's acceptance or rejection of Landlord's proposed amount. Failure of Tenant to reject Landlord's Fair Market Rental amount within fifteen (15) days after receipt of Landlord's notice shall be deemed Tenant's acceptance of Landlord's proposed Fair Market Rental amount.

      b. If Landlord and Tenant have not been able to agree on the Fair Market Rental amount prior to the date the option is required to be exercised, the rent for the Extension shall be determined as follows:
 Within thirty (30) days following the exercise of the option, Landlord and Tenant shall endeavor in good faith to agree upon a single Appraiser (defined below). If Landlord and Tenant are unable to agree upon a single Appraiser within the thirty day period, each shall then appoint one Appraiser by written notice to the other, given within ten (10) days after the thirty day period. Within ten (10) days after the two Appraisers are appointed, the two Appraisers shall appoint a third Appraiser. If either Landlord or Tenant fails to appoint its Appraiser within the prescribed time period the single Appraiser appointed shall determine the Fair Market Rental amount of the Property. Each party shall bear the cost of the appraiser appointed by it and the parties shall share equally the cost of the third appraiser. The term "Appraiser" means a State Certified Real Estate Appraiser licensed by the State of Texas to value commercial property.

      c. The Fair Market Rental Value of the Property shall be the average of two of the three appraisals which are closest in amount as described below, and the third appraisal shall be disregarded. In no event shall the Rent be reduced by reason of such computation. If the Fair Market Rental is not determined prior to the commencement of the Extension, then Tenant shall continue to pay to Landlord the Rent applicable to the Property immediately prior to the Extension until the Fair Market Rental amount is determined, and when it is determined, Tenant shall pay to Landlord within ten (10) days after receipt of such notice the difference between the Rent actually paid by Tenant to Landlord and the new Rent determined under this Lease.

   C. Fixed Rental Adjustments.   The monthly  Base Rent  shall be  increased
 beginning on the following dates to these amounts:

      Date: ______________________  Amount: ________________________
      Date: ______________________  Amount: ________________________
      Date: ______________________  Amount: ________________________
      Date: ______________________  Amount: ________________________

 16. So long as Tenant is not in default under this Lease beyond any applicable notice and cure period (and subject to Section 10.04 of this Lease), Base Rent shall be abated for months two and three of the original Lease Term.

 17. The existing pallet racks in the Building shall be left in place for the Term (as extended), shall remain Landlord's property, and shall be surrendered to Landlord upon expiration or earlier termination in the same condition received, ordinary wear and tear excepted. Notwithstanding the foregoing, Tenant may, at its sole cost, in a lien-free and good and workmanlike manner, remove all racks which are less than four (4) feet wide (that is, not wide enough to support heavy pallets) and store them in a portion of the warehouse convenient to Tenant and reasonably accessible by Landlord. Tenant shall repair all damage caused by the removal of such racks. Within thirty (30) days after request by Tenant, Landlord shall, at Landlord's sole expense, haul away and dispose of such racks.

 18. The "Commencement Date" shall be the date on which the last of Landlord and Tenant sign this Lease as indicated next to their respective signature blocks hereon. The original Term shall expire on the last day of the calendar month which is 62 calendar months after the calendar month in which the Commencement Date occurs.